CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-93773 of Potash Corporation of Saskatchewan, Inc. on Form S-8 of our report dated April 26, 2006, appearing in this Annual Report on Form 11-K of the PCS U.S. Employees’ Savings Plan for the year ended December 31, 2005.
Chicago, Illinois
June 15, 2006